UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 7, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2013, Local Corporation (the “Registrant”) entered into an Advertising Insertion Order with AOL Advertising Inc. that supplements and modifies its existing Advertising Insertion Order with AOL (the “AOL Agreement”). The AOL Agreement provides for the purchase of certain advertising from AOL Advertising Inc.’s Search Marketplace on a bid-for-position basis. The AOL Agreement is governed by the AAAA/IAB Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, version 3.0, except as otherwise modified in the AOL Agreement. The AOL Agreement expires on May 31, 2015, but may be terminated at any time on one (1) business day advance notice. There is no guaranteed spend commitment from Registrant to AOL Advertising Inc. in the AOL Agreement.

The foregoing description of the AOL Agreement is qualified in its entirety by reference to the full text of the AOL Agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the AOL Agreement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1(1) AOL Advertising Insertion Order dated August 7, 2013, by and between the Registrant and AOL Advertising Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: August 13, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1(1)	AOL Advertising Insertion Order dated August 7, 2013, by and between the Registrant and AOL Advertising Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.